                                                                   Exhibit 3.105

                                     BY-LAWS

                                       OF

                             MEDIC ONE OF COBB, INC.

                                   ARTICLE ONE

                                     Offices

     1.1 The address of the registered office of the Corporation is 2279 Benson Poole Road, Smyrna, Georgia 30081, and the name of the registered agent at this address is Mark Westbrook.

     1.2 The Corporation may have offices at such place or places (within or without the State of Georgia) as the Board of Directors may from time to time determine, or the business of the Corporation may require or make desirable.

                                   ARTICLE TWO

                                 Shares of Stock

     2.1 Share certificates shall be numbered in the order in which they are issued. They shall be signed by the President and the seal of the Corporation shall be affixed thereto. Share certificates shall be bound in a book and shall be issued in consecutive order therefrom. On the sheet provided for each certificate in the certificate book there shall be entered the name of the person or persons owning the shares, the number of shares and the date of issue. Share certificates exchanged or returned shall be canceled by the Secretary and placed in their original place in the certificate book.

     2.2 Transfers of shares shall be made in the certificate book of the Corporation by the holder in person or by power of attorney, or by surrender of the old certificates for such shares, duly assigned.

     2.3 The holder of the common shares shall be entitled to one vote for each share of stock outstanding in his or her name.

                                  ARTICLE THREE

                              Shareholder's Meeting

     3.1 The annual meeting of shareholders of the Corporation shall be on the first Monday of the second month after the close of the fiscal year, within or without the State of Georgia, at such place or places as may from time to time be fixed by the Board of Directors.

     3.2 At all meetings of shareholders, the holders of common stock shall be entitled to cast their one vote for each share of common stock either in person or by written proxy.

     3.3 Written notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose(s) for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting to each shareholder of record entitled to vote at such meetings. Special meetings of shareholders may be called at any time by the President, Board of Directors or any holder of as much as one-fourth of the outstanding shares of stock of the Corporation. Attendance at such meeting in person or by proxy shall constitute a waiver of notice thereof except when a shareholder attends solely for the stated purpose of objecting to the transaction of business. Such purpose must be manifested at the very beginning of the meeting.

     3.4 Notice of any special meeting of shareholders all state the purpose or purposes for which the meeting is called.

     3.5 At all meetings of shareholders a majority of the outstanding shares of stock present at the meeting shall constitute a quorum for the transaction of business, and no resolution or business shall be transacted without the favorable vote of a majority of the shares represented at the meeting and entitled to vote. A lesser number may adjourn from day to day.

     3.6 Any action to be taken at a meeting of the shareholders of the Corporation, or any action that may be taken at a meeting of shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                  ARTICLE FOUR

                                    Directors

     4.1 Subject to these By-Laws, Articles of Incorporation or any lawful agreement between the shareholders, the full and entire management of the affairs and business of the Corporation shall be bested in the Board of Directors, which shall have and may exercise all of the powers that may be exercised or performed by the Corporation, which are not by the laws of Georgia, by the Certificate of Incorporation or by these By-Laws directed or required to be done or exercised by the shareholders.

     4.2 The Board of Directors shall consist of at least one (1) member and not more than seven (7) members who shall be elected at the Annual Meeting of Shareholders and shall serve for a term of one year, or until such time as their successors are duly elected. A quorum shall be constituted only by presence of all Directors and all resolutions adopted or business transacted by the Board of Directors shall require the affirmative vote of a majority of the Board of Directors.

     4.3 The majority of the remaining Board of Directors may fill the position of any Director which may become vacant prior to the expiration of his term, such appointment by the

Board of Directors to continue until the expiration of the term of the Director whose position has become vacant.

     4.4 The Board of Directors shall meet annually following the annual meeting of shareholders. Special meetings of the Board of Directors may be called at any time by the President, Chairman of the Board, or by any Director on two days' notice. Notice of such meeting, including the time, place and subject matter thereof, may be waived only by proper instrument in writing signed by any member of the Board of Directors affected thereby. However, attendance in person at such meeting shall constitute a waiver of notice thereof, except where such appearance is to object to the calling of the meeting, the time or subject matter thereof and where such purpose is manifested at the very beginning of the meeting. The signature of any Director approving the minutes of any meeting of the Board of Directors entered thereon, shall be effective to the same extent as if such Director had been present at such meeting. Any meeting of the Board of Directors may be held within or without the State of Georgia at such place as may be determined by the person or persons calling the meeting.

     4.5 Any action taken at a meeting of the Board of Directors, or any action that could have been taken at a meeting of the Board of Directors, shall be recorded in written minutes setting forth the action so taken, and shall be signed by all of the Directors. Furthermore, any such action may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all of the Board of Directors.

     4.6 The Board of Directors, as such, or as members of any standing or special committee, may receive such compensation for their services as may be fixed from time to time by resolution of the Board.

     4.7 Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity or receiving compensation therefor.

     4.8 The Board of Directors may at any time by a majority vote select one
(1) or more of the existing Directors of the Corporation to serve as an executive committee of the Board of Directors empowered to do any and all acts of the Board of Directors during the interim period between meetings of such Board. The members of such committee may be selected and removed at will, at any time by the Board of Directors.

                                  ARTICLE FIVE

                                    Officers

     5.1 The officers of the Corporation shall consist of at least a President, a separate Secretary, and a Treasurer whose function may be performed by the person performing as either the President or the Secretary. Other officers, including a Chairman of the Board, a Vice-President or Vice-Presidents and such assistants to any of these officers as the Board of Directors shall determine from time to time, shall also be authorized. Notwithstanding anything herein to the contrary, the President and the Secretary shall not be the same person. All officers shall be elected by the Board of Directors and shall serve at the pleasure of the Board of Directors. All required officers and any other official position not inconsistent with these By-Laws shall be elected at the first Board meeting after each annual Shareholders Meeting.

     5.2 The President shall be the chief executive officer of the Corporation and shall have general and active management of the operation of the Corporation. He shall be responsible for the administration of the Corporation, including general supervision of the policies of the Corporation, general and active management of the financial affairs of the Corporation, and shall execute bonds, mortgages or other contracts under the seal of the Corporation. He shall only borrow money on behalf of the Corporation pursuant to specific authority from the Board of Directors. The President shall have the authority to institute or defend legal proceedings when the Directors are deadlocked.

     5.3 The Chairman of the Board will preside at all meetings of the Board of Directors.

     5.4 The Vice-President shall perform all the duties of the President in his absence and as directed by the President or by the Board of Directors.

     5.5 The Secretary shall keep the minutes of all meetings of the shareholders and Directors and have charge of the minute books, stock books and seal of the Corporation, and shall perform such other duties and have such other powers as may from time to time be delegated to him or her by the President or the Board of Directors.

     5.6 The Treasurer shall be charged with the management of the financial affairs of the Corporation and shall have the power to recommend action concerning the Corporation's financial affairs to the President.

     5.7 One person may hold two or more offices, except that the President and Secretary may not be the same person.

     5.8 Salaries of officers are to be determined by the Board of Directors.

     5.9 Any officer may be removed at any time with or without cause.

     5.10 Assistants to any of the officers herein described may be appointed by and shall have such duties as shall be delegated to them by the President or the Board of Directors.

                                   ARTICLE SIX

                                      Seal

     6.1 The seal of the Corporation shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the signature of the company followed by the word "Seal" enclosed in parentheses or scroll, shall be deemed the seal of the Corporation. This seal shall be in the custody of the Secretary or his or her designated authority, and affixed by him or her along with his or her signature on the certificates of stock and such other papers as may be directed by law, by these By-Laws or by the

Board of Directors. All documents shall be signed by the President or other chief executive officer and shall be attested to by the Secretary along with the seal.

                                  ARTICLE SEVEN

                                    Dividends

     7.1 Subject to applicable law, dividends may be declared and paid out of any funds available therefor, as often, in such amounts and at such time or times as the Board of Directors may determine.

                                  ARTICLE EIGHT

                                  Reimbursement

     8.1 If any payment or other benefit bestowed by the Corporation on any employee and deducted by the Corporation against its income for federal income tax purposes is finally disallowed in whole or in part as a deduction on the ground that it is unreasonably high compensation or on any other ground, the portion thereof for which said deduction is not allowed shall be repaid to the Corporation by the employee upon whom the payment or other benefit was originally bestowed, within three (3) years from the time such deduction is finally disallowed, unless the Board otherwise deems same to be a dividend, loan or other emolument recognizing the services of the employee affected.

     8.2 It shall be the duty of the Board of Directors to designate the disallowed employee compensation under the categories herein denominated and, where appropriate, to enforce repayment of any sums it may deem unreasonably high compensation.

     8.3 The corporation shall give reasonable notice to any employee of any attempt to disallow as a deduction any payment or benefits to such employee so that he may protect his interest. However, any good faith settlement by the Corporation as to the amount to be disallowed shall be binding on the employee, unless the employee requests in writing that additional measures be pursued, agrees to pay the additional cost of such measures including reasonable attorney's fees, and furnishes security to the Corporation satisfactory in the opinion of the Board of Directors to cover such additional costs and also any potential liability for additional income taxes attributable to the disallowance of the deduction.

                                  ARTICLE NINE

                                   Fiscal Year

     9.1 The fiscal year of the Corporation shall begin on January 1 and end on December 31.

                                   ARTICLE TEN

                              Amendment of By-Laws

     10.1 All by-laws of the Corporation shall be subject to alteration or repeal, and new by-laws may be made by a majority vote of the shareholders at the time entitled to vote in the election of directors.

The undersigned certifies that the foregoing by-laws have been adopted as the first by-laws of the Corporation, in accordance with the requirements of the Georgia Business Corporation Code.


Date: 6-5-91                                 /s/ Mark Wistbrook
                                             -----------------------------------
                                             Director


Date: 6-5-91                                 /s/ Eddie Randall Lummus
                                             -----------------------------------
                                             Director

STATE OF GEORGIA

COUNTY OF COBB

AMENDMENT TO BY-LAWS OF
MEDIC ONE OF COBB, INC.

     COMES NOW, the sole shareholder/director of MEDIC ONE OF COBB, INC., and hereby amends the by-laws of said corporation by deleting Articles 5.1 and 5.7 in their entirety and substituting in lieu thereof the following new and additional paragraphs denominated as paragraphs 5.1 and 5.7 as follows:

     5.1 The officers of the corporation shall consist of least a president, secretary and a treasurer. Other officers including a chairman of the board, vice president and such assistant to any of these officers as the board of directors shall determine from time to time, shall also be authorized. All officers shall be elected by the board of directors and shall serve at the pleasure of the Board of Directors. All required officers and any other official position not inconsistent with these by-laws shall be elected at the first board meeting after each annual shareholders meeting.

     5.7 One person may hold two or more offices.

     The undersigned certifies that the foregoing Amendment To By-Laws of Medic One of Cobb, Inc. has been adopted by the corporation in accordance with the requirements of the Georgia Business Corporation Code.


                                        ----------------------------------------
                                        Eddie Randall Lummus
                                        Director/Shareholder